Coopers  Coopers & Lybrand L.L.P.     639 Loyola Avenue telephone (504) 529-2700

         a professional services firm Suite 1800        facsmile  (504) 529-1439
& Lybrand                             New Orleans, LA   70113



November 13, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.   20549

         Re:   Central Louisiana Electric Company, Inc. Registrations
               On Form S-8 (Nos. 2-79671, 33-10169, 33-38362 and 33-44663)
               and Form S-3 (Nos. 33-24895, 33-62950 and 333-02895)

We are aware that our report dated November 1, 1996 on our review of the interim financial information of Central Louisiana Electric Company, Inc. as of September 30, 1996 and for the three-month and nine-month periods ended September 30, 1996, and 1995 included in this Form 10-Q is incorporated by reference in the above mentioned registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



Coopers & Lybrand L.L.P.




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